NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Fourth Quarter and Full Year 2025 Results
Fourth Quarter Return on Equity of 21.4%;
Quarterly Pre-Tax Underwriting Income Grew 14.9% to a Record;
Record Annual Pre-Tax Underwriting Income of $1.2 Billion and Net Investment Income of $1.4 Billion

Greenwich, CT, January 26, 2026 - W. R. Berkley Corporation (NYSE: WRB) today reported its fourth quarter and full year 2025 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2025	2024	2025	2024

Gross premiums written	$3,607,105	$3,497,284	$15,105,069	$14,211,090
Net premiums written	2,999,655	2,936,750	12,711,327	11,972,096

Net income to common stockholders	449,511	576,101	1,779,403	1,756,115
Net income per diluted share	1.13	1.44	4.45	4.36

Operating income (1)	449,574	410,437	1,729,408	1,626,497
Operating income per diluted share (1)	1.13	1.02	4.33	4.03

Return on equity (2)	21.4%	30.9%	21.2%	23.6%
Operating return on equity (1) (2)	21.4%	22.0%	20.6%	21.8%
(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses and after-tax net foreign currency gains (losses). Commencing with the second quarter of 2025, the Company’s 2024 financial information has been restated to exclude after-tax net foreign currency gains (losses) from operating income to conform with this presentation.
(2)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Fourth quarter highlights included:
•Return on equity of 21.4%.
•Book value per share grew 5.2%, before dividends and share repurchases.
•Record pre-tax underwriting income grew 14.9% to $338 million.
•Operating income grew 9.5% to a record of $450 million.
•The current accident year combined ratio before catastrophe losses of 1.5 loss ratio points was 87.9%, and the reported combined ratio was 89.4%.
•Average rate increases excluding workers' compensation were approximately 7.1%.
•Total capital returned to shareholders was $608.3 million, consisting of $377.9 million of special dividends, $196.4 million of share repurchases and $34.0 million of regular dividends.
Full year highlights included:
•Return on equity of 21.2%.
•Book value per share grew 26.7%, before dividends and share repurchases.
•Record gross and net premiums written grew to $15.1 billion and $12.7 billion, respectively.
•Record annual pre-tax underwriting income grew to $1.2 billion.
•Net investment income grew 7.2% to a record of $1.4 billion.
•Net income and operating income grew to records of $1.8 billion and $1.7 billion, respectively.
•Average rate increases excluding workers' compensation were approximately 7.6%.
•Total capital returned to shareholders was $970.5 million, consisting of $567.6 million of special dividends, $270.2 million of share repurchases and $132.7 million of regular dividends.

Management commented:
The fourth quarter marked another period of strong results, with a 21.4% return on beginning‑of‑year stockholders’ equity that culminated in a 21.2% return for the full year. The Company's performance reflected record underwriting income and net income for the fifth consecutive year, and record investment income for the fourth. Book value per share rose 5.2% in the quarter and 26.7% for the year, before returning $608 million and $971 million to stockholders, respectively, through dividends and share repurchases.
Full‑year net premiums written increased to a record $12.7 billion. Our focus on profitable growth by maintaining rate adequacy and underwriting discipline resulted in strong combined ratios of 89.4% for the quarter and 90.7% for the year. We expect that the margins available to us will continue to be excellent, with select areas of opportunity persisting in 2026.
Fixed‑maturity investment income grew 13.3% in the quarter. Investment income is positioned for continued growth with new-money rates above book yield and robust operating cash flows.
In the current environment, effective capital management is an important part of our responsibility. In 2025, we repurchased over four million shares, including 2.9 million in the fourth quarter, and paid the largest special dividends in our history. Our priority remains long-term value creation, and we will continue to return excess capital to shareholders in a disciplined and thoughtful manner as strong earnings rapidly generate additional excess capital.
Our focus on long-term risk-adjusted return continues to drive superior performance across market cycles. We remain confident in our ability to exceed our 15% after‑tax return on beginning equity.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 26, 2026, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

W. R. Berkley Corporation        4
Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2025 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. Forward-looking statements are generally, although not always, identified by words such as "may," "should," "expects," "provides," "anticipates," "assumes," "can," "will," "meets," "could," "likely,"
"intends," "might," "predicts," "seeks," "would," "believes," "estimates," "plans," "continues," or similar expressions. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, foreign governmental bonds, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy-related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, the risk of recession, changing interest rates, the impact of tariffs and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties; the use of artificial intelligence technologies by us or third-parties on which we rely could expose us to technological, security, legal, and other risks; the risk of future pandemics, as well as continuing effects of the COVID-19 pandemic; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2026 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5

Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2025	2024	2025	2024
Revenues:
Net premiums written	$2,999,655	$2,936,750	$12,711,327	$11,972,096
Change in net unearned premiums	180,335	74,151	(264,389)	(423,611)
Net premiums earned	3,179,990	3,010,901	12,446,938	11,548,485
Net investment income	338,234	317,438	1,429,067	1,333,161
Net investment gains:
Net realized and unrealized gains on investments	5,625	151,903	130,670	79,738
Change in allowance for credit losses on investments	306	6,623	1,550	37,970
Net investment gains	5,931	158,526	132,220	117,708
Revenues from non-insurance businesses	169,337	152,706	577,420	528,012
Insurance service fees	25,901	27,352	118,511	108,935
Other income	2,020	645	3,700	2,451
Total Revenues	3,721,413	3,667,568	14,707,856	13,638,752
Expenses:
Loss and loss expenses	1,946,584	1,861,261	7,771,657	7,131,595
Other operating costs and expenses	1,012,284	897,416	3,976,834	3,602,306
Expenses from non-insurance businesses	158,954	148,839	551,930	513,451
Interest expense	31,627	31,751	126,892	126,907
Total expenses	3,149,449	2,939,267	12,427,313	11,374,259
Income before income tax	571,964	728,301	2,280,543	2,264,493
Income tax expense	(117,213)	(152,958)	(495,764)	(509,916)
Net Income before noncontrolling interests	454,751	575,343	1,784,779	1,754,577
Noncontrolling interest	(5,240)	758	(5,376)	1,538
Net income to common stockholders	$449,511	$576,101	$1,779,403	$1,756,115

Net income per share:
Basic	$1.13	$1.45	$4.48	$4.39
Diluted	$1.13	$1.44	$4.45	$4.36

Average shares outstanding (1):
Basic	396,707	398,042	396,968	399,734
Diluted	399,135	400,888	399,861	403,224

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

W. R. Berkley Corporation        6
Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Fourth Quarter		Twelve Months
	2025	2024	2025	2024
Insurance:
Gross premiums written	$3,248,634	$3,161,104	$13,465,496	$12,662,132
Net premiums written	2,665,812	2,620,112	11,183,713	10,549,550
Net premiums earned	2,791,728	2,638,481	10,936,028	10,086,308
Pre-tax income	530,530	504,460	2,027,244	1,942,083
Loss ratio	62.5%	62.2%	63.5%	62.8%
Expense ratio	28.1%	28.3%	28.2%	28.4%
GAAP Combined ratio	90.6%	90.5%	91.7%	91.2%

Reinsurance & Monoline Excess:
Gross premiums written	$358,471	$336,180	$1,639,573	$1,548,958
Net premiums written	333,843	316,638	1,527,614	1,422,546
Net premiums earned	388,262	372,420	1,510,910	1,462,177
Pre-tax income	125,852	109,296	517,538	466,595
Loss ratio	51.9%	58.9%	54.6%	54.7%
Expense ratio	29.1%	29.5%	29.1%	29.4%
GAAP Combined ratio	81.0%	88.4%	83.7%	84.1%

Corporate and Eliminations:
Net investment gains	$5,931	$158,526	$132,220	$117,708
Interest expense	(31,627)	(31,751)	(126,892)	(126,907)
Other expenses	(58,722)	(12,230)	(269,567)	(134,986)
Pre-tax (loss) income	(84,418)	114,545	(264,239)	(144,185)

Consolidated:
Gross premiums written	$3,607,105	$3,497,284	$15,105,069	$14,211,090
Net premiums written	2,999,655	2,936,750	12,711,327	11,972,096
Net premiums earned	3,179,990	3,010,901	12,446,938	11,548,485
Pre-tax income	571,964	728,301	2,280,543	2,264,493
Loss ratio	61.2%	61.8%	62.4%	61.8%
Expense ratio	28.2%	28.4%	28.3%	28.5%
GAAP Combined ratio	89.4%	90.2%	90.7%	90.3%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

W. R. Berkley Corporation        7
Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Twelve Months
	2025	2024	2025	2024
Net premiums written:
Other liability	$1,081,738	$1,063,789	$4,501,540	$4,277,085
Short-tail lines (1)	612,648	581,260	2,582,155	2,349,615
Auto	399,979	384,279	1,654,767	1,554,299
Workers' compensation	271,394	304,431	1,283,073	1,243,674
Professional liability	300,053	286,353	1,162,178	1,124,877
Total Insurance	2,665,812	2,620,112	11,183,713	10,549,550
Casualty (2)	171,640	170,720	740,052	738,242
Property (2)	117,665	105,735	485,420	412,661
Monoline excess	44,538	40,183	302,142	271,643
Total Reinsurance & Monoline Excess	333,843	316,638	1,527,614	1,422,546
Total	$2,999,655	$2,936,750	$12,711,327	$11,972,096

Current accident year losses from catastrophes:
Insurance	$42,218	$35,645	$260,290	$226,576
Reinsurance & Monoline Excess	5,353	43,973	76,139	71,046
Total	$47,571	$79,618	$336,429	$297,622

Net Investment income:
Core portfolio (3)	$352,267	$312,785	$1,327,078	$1,275,079
Investment funds	(32,131)	(12,358)	27,582	(11,491)
Arbitrage trading account	18,098	17,011	74,407	69,573
Total	$338,234	$317,438	$1,429,067	$1,333,161

Net realized and unrealized gains on investments:
Net realized gains (losses) on investments	$2,455	$(11,339)	$34,333	$(41,061)
Change in unrealized gains on equity securities	3,170	163,242	96,337	120,799
Total	$5,625	$151,903	$130,670	$79,738

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$895,867	$855,997	$3,516,524	$3,294,902
Insurance service expenses	24,129	24,331	94,374	90,640
Net foreign currency losses (gains)	5,241	(53,699)	68,006	(52,376)
Other costs and expenses	87,047	70,787	297,930	269,140
Total	$1,012,284	$897,416	$3,976,834	$3,602,306

Cash flow from operations	$995,132	$810,033	$3,582,616	$3,678,368

Reconciliation of net income to operating income:
Net income	$449,511	$576,101	$1,779,403	$1,756,115
Pre-tax investment gains, net of related expenses	(5,231)	(158,526)	(131,890)	(117,708)
Pre-tax net foreign currency losses (gains)	5,241	(53,699)	68,006	(52,376)
Income tax expense	53	46,561	13,889	40,466
Operating income after-tax (4)	$449,574	$410,437	$1,729,408	$1,626,497
(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Includes reinsurance casualty and property and certain program management business.
(3)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(4)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and after tax net foreign currency gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Commencing with the second quarter of 2025, the Company’s 2024 financial information has been restated to exclude after-tax net foreign currency gains (losses) from operating income to conform with this presentation. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

W. R. Berkley Corporation        8
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2025	December 31, 2024

Net invested assets (1)	$33,173,381	$29,780,638
Total assets	44,071,071	40,567,268
Reserves for losses and loss expenses	22,207,773	20,368,030
Senior notes and other debt	1,829,198	1,831,158
Subordinated debentures	1,010,527	1,009,808
Common stockholders' equity (2)	9,700,818	8,395,111
Common stock outstanding (3)	377,156	380,066
Book value per share (4)	25.72	22.09
Tangible book value per share (4)	25.11	21.46

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of December 31, 2025, reflected in common stockholders' equity are after-tax unrealized investment losses of $125 million and unrealized currency translation losses of $326 million. As of December 31, 2024, reflected in common stockholders' equity are after-tax unrealized investment losses of $517 million and unrealized currency translation losses of $417 million.
(3)During the year ended December 31, 2025, the Company repurchased 4,069,026 shares of its common stock for $270.2 million. During the three months ended December 31, 2025, the Company repurchased 2,869,026 shares of its common stock for $196.4 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
December 31, 2025
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$3,998,038	12.0%
State and municipal:
Special revenue	1,184,446	3.6%
State general obligation	231,928	0.7%
Local general obligation	216,429	0.7%
Corporate backed	158,375	0.5%
Pre-refunded	74,784	0.2%
Total state and municipal	1,865,962	5.7%
Mortgage-backed securities:
Agency	4,332,523	13.1%
Commercial	285,170	0.9%
Residential - Prime	191,201	0.5%
Residential - Alt A	1,422	0.0%
Total mortgage-backed securities	4,810,316	14.5%
Asset-backed securities	3,810,346	11.5%
Corporate:
Industrial	3,648,534	11.0%
Financial	3,483,068	10.5%
Utilities	1,314,221	3.9%
Other	241,588	0.7%
Total corporate	8,687,411	26.1%
Foreign government	1,875,589	5.6%
Total fixed maturity securities (1)	25,047,662	75.4%
Equity securities available for sale:
Common stocks	742,113	2.2%
Preferred stocks	616,088	1.9%
Total equity securities available for sale	1,358,201	4.1%
Cash and cash equivalents (2)	2,485,952	7.5%
Investment funds	1,361,802	4.1%
Real estate	1,279,748	3.9%
Arbitrage trading account	1,221,103	3.7%
Loans receivable	418,913	1.3%
Net invested assets	$33,173,381	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 3.0 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.